UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):   October 10, 2008




                            JUPITERMEDIA CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                      000-26393                 06-1542480
---------------                ---------------            -------------------
(State or other                Commission File            (IRS Employer
jurisdiction of                  Number)                  Identification No.)
incorporation)


       23 Old Kings Highway South, Darien, CT                   06820
      ----------------------------------------                ----------
      (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code:  (203) 662-2800
                                                            --------------




                                 Not Applicable
          (Former name or former address, if changed since last report)


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Item 1.01.  Entry into a Material Definitive Agreement.

     On October 10, 2008, Jupitermedia Corporation, a Delaware corporation (the "Company"), entered into the First Amendment Agreement, dated as of October 10, 2008 (the "Amendment"), with the lenders party thereto (collectively, the "Lenders"), KeyBank National Association, as the lead arranger, sole book runner and administrative agent (the "Agent"), to amend the Credit and Security Agreement, dated as of July 12, 2007 (the "Original Credit Agreement"), among the Company, the Lenders, the Agent and Citizens Bank, N.A., as Syndication Agent.

     The Amendment amends the Original Credit Agreement, in pertinent part, as follows (capitalized terms are used as defined in the Amendment):

     o Amendment to Financial Covenants. The Leverage Ratio covenant was modified to increase the maximum Leverage Ratio to 3.50 to 1.00 from September 30, 2008 through March 30, 2010, and 2.75 to 1.00 from March 31, 2010 through June 29, 2010. The maximum Leverage Ratio from June 30, 2010 was not changed. The maximum Consolidated Capital Expenditure covenant was modified to increase the maximum amount permitted to $6,250,000 during the 2008 fiscal year and $6,000,000 during the 2009 fiscal year and was left unchanged for subsequent periods.

     o Changes to Fees and Interest Rate Margins. The Applicable Commitment Fee Rate was fixed at 50 basis points. The Applicable Margin was changed as follows: If the Leverage Ratio is less than or equal to
          2.50 to 1.00 the Applicable Margin is 450 basis points for Eurodollar Loans and 450 basis points for Base Rate Loans, and otherwise the Applicable Margin is 475 basis points for Eurodollar Loans and 475 basis points for Base Rate Loans.

     o Reduction in Size of Revolving Credit Facility. The Maximum Revolving Amount has been reduced to $25.0 million. The Swing Line Commitment has been reduced to $3.125 million.

     o Excess Cash Flow Prepayment. Commencing with the fiscal year ended December 31, 2009, the Company is required to make mandatory principal repayments equal to 75% of Excess Cash Flow; provided, that commencing with the fiscal quarter ending March 31, 2009, if the Leverage Ratio at any time is less than 2.00 to 1.00 for any two consecutive fiscal quarters, the mandatory prepayment is reduced to 50% of the Excess Cash Flow and remains at such reduced percentage unless and until the Leverage Ratio equals or exceeds 2.00 to 1.00.

     o Other Changes. The Amendment also contains an amendment to the definition of Consolidated EBITDA, includes a definition of Excess Cash Flow and contains certain other modifications of the Original Credit Agreement. The accordion feature contemplated by Section 2.10(b) and (c) of the Original Credit Agreement is deleted pursuant to the Amendment.

     The Company paid an amendment fee of 50 basis points to Lenders who consented to the Amendment.

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


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Item 9.01.  Financial Statements and Exhibits

     (a) Not Applicable.

     (b) Not Applicable.

     (c) Not Applicable.

     (d) Exhibits:

          10.1 First Amendment Agreement, dated as of October 10, 2008 to Credit and Security Agreement, dated July 12, 2007, among Jupitermedia Corporation, as borrower, the lenders party thereto, KeyBank National Association, as the lead arranger, sole book runner and administrative agent and Citizens Bank, N.A., as Syndication Agent.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                         JUPITERMEDIA CORPORATION


                         By /s/ Donald J. O'Neill
                            ----------------------------------------------------
                         Name:   Donald J. O'Neill
                         Title:  Vice President and Chief Financial Officer
                                 (Principal Financial Officer and Chief
                                 Accounting Officer)


Date:  October 14, 2008

                                  EXHIBIT INDEX


Exhibit:
-------

10.1 First Amendment Agreement, dated as of October 10, 2008 to Credit and Security Agreement, dated July 12, 2007, among Jupitermedia Corporation, as borrower, the lenders party thereto, KeyBank National Association, as the lead arranger, sole book runner and administrative agent and Citizens Bank, N.A., as Syndication Agent.